UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1333 South Clearview Parkway

Jefferson, Louisiana 70121

(Address of principal executive offices) (Zip Code)

(504) 729-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2013, Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Service Corporation International, a Texas corporation (“SCI”), and Rio Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SCI (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of SCI. The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of a special committee of independent directors. The Board has recommended that the Company’s shareholders vote in favor of the Merger.

At the effective time of the closing of the Merger (the “Effective Time”), each share of the Company’s Class A common stock and Class B common stock issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $13.25 in cash (“Per Share Purchase Price”), without interest. In the event the Effective Time occurs after December 30, 2013 (the “Outside Date”), shareholders will be entitled to receive additional per share consideration in the amount of $0.002178 for each day during the period beginning on the day following the Outside Date and ending on the Effective Time, subject to tolling under certain circumstances specified in the Merger Agreement (together with the Per Share Purchase Price, the “Per Share Merger Consideration”).

Company stock options and restricted shares will generally be cancelled upon completion of the Merger in exchange for the Per Share Merger Consideration or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of the option.

Consummation of the Merger is subject to customary closing conditions, including without limitation: (i) the approval by the holders of two-thirds of the voting power of the Company present or represented by proxy at a meeting of shareholders and entitled to vote on the Merger (the “Company Required Vote”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Approval”) and (iii) the absence of any law, injunction, judgment or ruling that prohibits, restrains or makes illegal the consummation of the Merger (each, a “Restraint”). Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (i) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to materiality qualifiers) and (ii) the other party’s performance of its obligations under the Merger Agreement in all material respects. In addition, the obligation of SCI and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of any event, circumstance, change or effect that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among other things, covenants that: (i) the Company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) the Company will not engage in certain kinds of transactions during such period without the consent of SCI, and (iii) the Company will call a meeting of the Company’s shareholders for the purpose of obtaining the Company Required Vote.

The Merger Agreement restricts the Company’s ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. However, prior to obtaining the Company Required Vote, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative acquisition proposal that the Board has determined constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). In the event the Board determines an alternative acquisition proposal constitutes a Superior Proposal and the Company complies with certain notice and other conditions set forth in the Merger Agreement, including providing SCI with a three (3) business day period to match or improve upon such Superior Proposal, and SCI does not deliver a proposal matching or improving upon such Superior Proposal, the Company may (i) terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal and pay the termination fee referenced below, or (ii) effect an Adverse Recommendation Change (as defined in the Merger Agreement). The Company may also effect an Adverse Recommendation Change in response to an Intervening Event (as defined in the Merger Agreement), subject to providing SCI with a three (3) business day period to make such adjustments to the terms and conditions of the Merger Agreement as would permit the Board not to effect an Adverse Recommendation Change.

The Merger Agreement contains certain termination rights for the Company and SCI. In connection with the termination of the Merger Agreement under specified circumstances, (i) the Company may be required to pay SCI a termination fee of $27.5 million (including in the event SCI terminates the Merger Agreement as a result of an Adverse Recommendation Change by the Board or in the event the Company terminates the Merger Agreement in order to enter into an agreement for a Superior Proposal) or (ii) SCI may be required to pay the Company a termination fee of $75.0 million (including in the event the Merger Agreement is terminated as a result of (A) a failure to obtain HSR Approval by February 28, 2013, or (B) the failure of SCI to close once closing conditions are satisfied, each subject to certain conditions). If the Company Required Vote is not obtained at the shareholders’ meeting, the Company may be required to reimburse SCI up to $10 million in expenses, set off against any termination fee paid. Either party may terminate the Merger Agreement if the Merger is not completed on or before December 30, 2013, subject to extension by either party for an additional 60 days if HSR Approvals have not yet been obtained but are reasonably likely to be obtained.

SCI has obtained a financing commitment from JPMorgan Chase Bank, N.A. to fund the transactions contemplated by the Merger Agreement, refinance certain outstanding indebtedness of the Company and finance the payment of related fees, expenses, interest and premiums. The Merger Agreement requires SCI to use its reasonable best efforts to obtain the financing on the terms described in such financing commitment. The obligation of SCI and Merger Sub to close the Merger is not conditioned upon financing.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide you with information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosure about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or SCI. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters of fact.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

As a result of the proposed merger, holders of the Company’s 3.25% senior convertible notes due 2014 and 3.75% senior convertible notes due 2016 will have the right to convert their notes into shares of Company Class A common stock beginning 15 days prior to the anticipated closing date of the merger, subject to the terms and conditions of the indentures governing these convertible notes.

Item 8.01. Other Events.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Frank B. Stewart, Jr., Chairman of the Company’s Board, and his spouse (collectively, the “Shareholder”) entered into a Voting and Support Agreement (the “Voting Agreement”) with SCI pursuant to which the Shareholder has agreed to vote shares of Class A and Class B common stock representing 29.99% of the aggregate voting power of the Company’s voting stock in favor of the Merger Agreement and the Merger. In addition, the Shareholder has agreed not to initiate, solicit or engage in discussions with any other person regarding an alternative acquisition proposal, subject to certain exceptions. The Shareholder has also agreed to certain restrictions on dispositions of shares of Class A and Class B common stock covered by the Voting Agreement. The Voting Agreement will terminate upon the earlier of (i) the Merger, (ii) the termination of the Merger Agreement, (iii) the mutual written consent of the Shareholder and SCI and (iv) any amendment, modification or waiver of the terms of the Merger Agreement reducing or changing the form of consideration, creating any conditions to the consummation of the Merger or adversely affecting the shareholders of the Company in any material respect without the prior written consent of the Shareholder.

The Voting Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.

Press Release

Attached as Exhibit 99.2 is a copy of the Company’s press release issued May 29, 2013 announcing the execution of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of May 28, 2013, by and among Stewart Enterprises, Inc., Service Corporation International and Rio Acquisition Corp.

99.1	Voting and Support Agreement dated May 28, 2013 by and among Service Corporation International, Frank B. Stewart, Jr. and Paulette D. Stewart

99.2	Press release by Stewart Enterprises, Inc. issued May 29, 2013 announcing the execution of the Merger Agreement

Cautionary Statements

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “will” and variations of these words and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from the Company’s goals or forecasts. These risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; the inability to complete the transaction due to the failure to obtain the Company Required Vote or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the failure of SCI to obtain the necessary financing arrangements set forth in the commitment letter delivered pursuant to the Merger Agreement; the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012 filed with the SEC. The Company disclaims any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this Current Report on Form 8-K.

Important Additional Information Will be Filed with the SEC

The Company plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction, and may furnish or file other materials with the SEC in connection with the transaction. The Proxy Statement will contain important information about SCI, the Company, the Merger Agreement and Voting Agreement, transactions contemplated by these agreements and related matters. Investors and security holders are urged to read the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction carefully when they are available before making any voting or investment decision. Investors and security holders will be able to obtain free copies of the Proxy Statement and other materials furnished or filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction from the Company by contacting Martin de Laureal at (504) 729-1429 or mdelaureal@stei.com.

Participants in the Solicitation of Proxies

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the transactions described herein. Information regarding the Company’s directors and executive officers is included in the Company’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on or about February 22, 2013. Additional information regarding the potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above. The Company’s proxy statement for its 2013 Annual Meeting of Shareholders is available, and the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction, when furnished or filed, will be available, at the SEC’s web site at www.sec.gov and from the Company by contacting Martin de Laureal at (504) 729-1429 or mdelaureal@stei.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.

May 29, 2013	/s/ Lewis J. Derbes, Jr.
Lewis J. Derbes, Jr.
Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of May 28, 2013, by and among Stewart Enterprises, Inc., Service Corporation International and Rio Acquisition Corp.

99.1	Voting and Support Agreement dated as of May 28, 2013 by and among Service Corporation International, Frank B. Stewart, Jr. and Paulette D. Stewart

99.2	Press release by Stewart Enterprises, Inc. issued May 29, 2013 announcing the execution of the Merger Agreement